INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cybertel Communications Corporation

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form SB-2 of our report dated February 25, 2000 for the years ended December 31, 1999 and 1998 (restated).


/s/ Malone & Bailey, PLLC

MALONE & BAILEY, PLLC
Houston, Texas

June 22, 2000